UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Bonuses

On February 26, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Infinity Property and Casualty Corporation (the “Company”) approved the performance criteria and goals for 2007 under the Company’s Annual Bonus Plan. Under the Annual Bonus Plan for 2007, the overall bonus was weighted pursuant to the following performance measurements:

Earnings per Share	50%
Combined Ratio	25%
Gross Written Premium Growth	25%

The actual bonuses payable for 2007 varied from 0% to 200% of the bonus targets, set forth below, depending on the extent to which the Company’s actual performance met, exceeded or fell short of the performance targets determined by the Committee.

James R. Gober	100% of Base Salary
Samuel J. Simon	60% of Base Salary
Roger Smith	60% of Base Salary

On February 5, 2008, the Committee approved the following payouts based upon 2007 performance:

James R. Gober	$717,750
Samuel J. Simon	$313,200
Roger Smith	$234,900

During the first quarter of 2007, the Company established the performance criteria and goals under the 2007 annual incentive compensation plan for Glen N. Godwin, Regional President, and Scott C. Pitrone, Regional President. Under each of these two officer’s 2007 incentive compensation plan, the overall bonus was weighted pursuant to the following performance measurements:

Accident Year Combined Ratio coupled with
Net Written Premium Growth in the Regional President’s Region	75%
Accident Year Combined Ratio coupled with
Net Written Premium Growth on a Countrywide Basis	25%

The actual bonuses payable for 2007 varied from 0% to 205% of the bonus targets, set forth below, depending on the extent to which the Regional President’s and the Company’s actual performance met, exceeded or fell short of the performance targets determined by the Company.

Glen N. Godwin	$150,000
Scott C. Pitrone	$150,000

On February 5, 2008, the Company established that the bonuses payable to Messrs. Godwin and Pitrone for 2007 performance would be $264,938 and $34,313, respectively, of which $198,704 and $25,735 is payable in the first quarter of 2008 to Messrs. Godwin and Pitrone, respectively, and the remainder of which is payable during the first quarter of 2009 and which is subject to upward or downward adjustment based upon the favorable or unfavorable development of the relevant combined ratios for accident year 2007 during the 2008 calendar year.

2005 Long-Term Incentive Compensation Plan

On February 5, 2008, the Committee approved the performance results under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIC”). Pursuant to the terms of the 2005 LTIC, Mr. Gober’s potential compensation varied from $0 to $1,010,000, and the potential compensation for Messrs. Godwin, Pitrone, Simon and Smith varied from $0 to $698,000. Based upon the results approved by the Committee each officer will receive the following compensation:

James R. Gober	$641,350
Glen N. Godwin	$443,230
Scott C. Pitrone	$443,230
Samuel J. Simon	$443,230
Roger Smith	$443,230

Each officer will receive seventy-five percent (75%) of the aforementioned amounts in fiscal year 2008 with the remaining twenty-five (25%) payable during fiscal year 2009 and subject to upward or downward adjustment based upon the favorable or unfavorable development of accident years 2005, 2006 and 2007 during the 2008 calendar year.

Performance Share Plan

On February 5, 2008, the Board of Directors approved the 2008 Performance Share Plan (the “Plan”), attached hereto as Exhibit 10.1, and recommended that the Company’s shareholders approve the adoption of the Plan at the next annual meeting of shareholders. Under the terms of the Plan, Performance Share Units, as such term is defined in the Plan, shall convert to shares of the Company’s common stock at the conclusion of each three (3) year Performance Measurement Cycle, as such term is defined in the Plan, according to a pre-established formula measuring the attainment of certain pre-determined objective performance criteria over the Performance Measurement Cycle. Pursuant to the terms of the Plan, each individual receiving a grant under the Plan shall execute a Performance Share Agreement in the form attached hereto as Exhibit 10.2. On February 5, 2008, the Committee approved a grant of Performance Share Units to following executives in the following amounts:

James R. Gober	11,072 Performance Share Units
Roger Smith	9,965 Performance Share Units
Samuel J. Simon	9,965 Performance Share Units
Glen N. Godwin	9,965 Performance Share Units
Scott Pitrone	9,965 Performance Share Units

Depending upon the Company’s performance through the conclusion of the Performance Measurement Cycle on December 31, 2011, each executive’s Performance Share Units shall convert to shares of the Company’s common stock at a rate between 0% to 300%.

Salaries

On February 5, 2008, the Committee determined that the salaries for Messrs. Gober, Godwin, Pitrone, Simon and Smith would remain unchanged from their present levels.

Item 9.01 -	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Secretary

February 8, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	2008 Performance Share Plan

10.2	Form of Performance Share Agreement